UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Coca-Cola Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareowners of The Coca-Cola Company to be held on April 16, 2008

Under new U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for The Coca-Cola Company 2008 Annual Meeting of Shareowners are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or e-mail copy. The items to be voted on and location of the annual meeting are on the reverse side of this notice. Your vote is important.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report on Form 10-K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares. Please have this notice available when you access the website to vote.
Step 1: Go to www.investorvote.com/coca-cola and view the Proxy Materials.
Step 2: Click the Cast your Vote or Request Printed Materials section.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future mailings.

How to Obtain a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2008 to facilitate timely delivery.

COY

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Shareowner Meeting Notice & Admission Ticket

The Annual Meeting of Shareowners of The Coca-Cola Company will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 16, 2008 at 10:30 a.m., local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of 14 directors to serve until the 2009 Annual Meeting of Shareowners.
2.	Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2008 fiscal year.
3.	Approval of The Coca-Cola Company 2008 Stock Option Plan.

The Board of Directors recommends that you vote AGAINST the following proposals:

4.	Shareowner Proposal Regarding an Advisory Vote on Executive Compensation.
5.	Shareowner Proposal Regarding an Independent Board Chair.
6.	Shareowner Proposal Regarding a Board Committee on Human Rights.

THIS IS NOT A PROXY CARD. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. If you wish to attend and vote at the meeting, please bring this notice and identification with you. Directions to attend the meeting and meeting admission information can be found on our website at

www.thecoca-colacompany.com/investors/shareowner_meeting.

Here’s how to order a paper or e-mail copy of the proxy materials for this meeting and/or all future meetings:

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a copy of the proxy materials.

->	Telephone – Call us free of charge at 1-866-641-4276 from within the U.S., Canada or Puerto Rico using a touch-tone phone and follow the instructions to log in and order a copy of the proxy materials.
->	Internet – Go to www.investorvote.com/coca-cola. Follow the instructions to log in and order a copy of the proxy materials.
->

E-mail – Send an e-mail message with “Proxy Materials Order” in the subject line and, in the body of the message, your full name and address and the three numbers located in the shaded bar on the reverse to investorvote@computershare.com. State whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting and/or all future meetings.

To facilitate timely delivery, all requests for a paper or e-mail copy of the proxy materials must be received on or before April 10, 2008.